Exhibit 99.1

Jessica Hansen, Vice President of Communications 301 Commerce Street, Ste. 500, Fort Worth, Texas 76102 817-390-8200 December 7, 2012

D.R. HORTON, INC. DECLARES DIVIDEND OF $0.15 PER SHARE TO ACCELERATE PAYMENT OF CALENDAR YEAR 2013 DIVIDENDS

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI) has declared a cash dividend of $0.15 per share. This dividend is in lieu of and accelerates the payment of all quarterly dividends that the Company would have otherwise paid in calendar year 2013. The accelerated dividend is payable on December 21, 2012 to stockholders of record on December 17, 2012.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, based on its 18,890 homes closed during its fiscal year ended September 30, 2012. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 77 markets in 26 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $100,000 to over $600,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

WEBSITE ADDRESS: www.drhorton.com